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                                                                    EXHIBIT 3.01


                       RESTATED ARTICLES OF INCORPORATION
                                      FOR
                             COMSHARE, INCORPORATED



               Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Restated Articles of
Incorporation:

               1. The present name of the corporation is: COMSHARE, INCORPORATED.

               2.       The identification number assigned by the Bureau is:
                        085-703.

               3. All former names of the corporation are: Com-Share, Incorporated.

               4. The date of filing the original Articles of Incorporation was: February 15, 1966.

               The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation.


                                   ARTICLE I

               The name of the corporation is COMSHARE, INCORPORATED.


                                   ARTICLE II

               The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of the State of Michigan.


                                  ARTICLE III

               The total authorized capital stock is:





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               (i)      20,000,000 shares of common stock, $1.00 par value; and

               (ii)     5,000,000 shares of preferred stock, no par value.

A statement of the designation, relative rights, preferences and limitations of the shares of each class is as follows:





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                                PREFERRED STOCK

Issuance in Series:

               The shares of Preferred Stock may be issued upon resolution of the Board of Directors and without action or approval by the shareholders, in one or more series, with the rights, preferences, privileges and restrictions of each such series to be fixed by the resolution of the Board of Directors establishing such series. The Preferred Stock in each series will rank equally and be substantially identical in all respects, except that with respect to each series the Board of Directors may fix, among other things, the voting rights, if any, the dividends payable thereon, the times and prices of redemption, if any, the amount payable upon liquidation, the retirement or sinking fund, if any, the conversion rights, if any, the restrictions, if any, on the payment of dividends or to retirements of junior stock, the limitations, if any, on the creation of indebtedness or the issuance of stock of equal or prior rank, and the number of shares to comprise each series.

Dividend Rights:

               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series will be entitled to receive dividends, and whether such dividends shall be cumulative.

Redemption Provisions:

               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series will have redemption rights. The shares of Preferred Stock of each series, if redeemable, will be redeemable at a time so fixed and determined, in whole or in part, and by lot or in such other manner as the Board of Directors may determine.

Sinking Fund:

               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series shall be entitled to the benefits of a retirement or sinking fund.

Conversion Rights:





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               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series shall have conversion or exchange rights.

Voting Rights:

               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series shall have voting rights.

General:





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               The Board of Directors is authorized to determine any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions relating to the Preferred Stock, or any series thereof, as shall not be inconsistent with this Article III or Michigan law. The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not substantially adversely affect the holders of such other series of Preferred Stock or the Common Stock.

Reissue of Reacquired Shares; Issuance of Additional Shares of Same Series:

               Shares of any series of Preferred Stock which have been issued and reacquired in any manner and not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as part of the new series.

Amendment to Articles of Incorporation:

               Any resolution of the Board of Directors establishing and designating a series of Preferred Stock and fixing and determining the relevant rights and preferences thereof shall be appropriately filed with the Department of Commerce of the State of Michigan as an amendment to the Articles of Incorporation.

                                  COMMON STOCK

               Subject to the preferences accorded the holders of Preferred Stock pursuant to the Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Corporation from time to time. Subject to the preferences provided in the Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock will be entitled to receive pro rata all the remaining assets of the Corporation available for distribution.

               Holders of Common Stock shall have equal voting and other rights





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share for share, and each holder of Common Stock is entitled to one vote per share. Except to the extent required by law, no holder of Common Stock shall have the right in voting for directors to cumulate his shares and give one candidate as many votes as will equal the number of directors to be elected multiplied by the number of shares of his stock, or to distribute his votes on the same principle among as many candidates as he shall determine. Except as otherwise stated herein, the shares of Common Stock shall have the rights and privileges provided by Michigan law.

                           PREFERRED AND COMMON STOCK

               No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to





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purchase any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.


                                   ARTICLE IV

               The address of the current registered office is 30600 Telegraph Road, Bingham Farms, Michigan 48025. The name of the current resident agent is The Corporation Company.


                                   ARTICLE V

               Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michigan, may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.


                                   ARTICLE VI

               (a) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit





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the liability of a director for any of the following:  (i) breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the date on which the Article VI became effective. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended





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Michigan Business Corporation Act.  No amendment or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               (b)(1) Each individual who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such individual, or an individual of whom such individual is the legal representative, (i) is or was a director or officer of the Corporation, or (ii) is or was serving (at such time as such individual is or was a director or officer of the Corporation) at the request of the Corporation as a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, administrator, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, administrator, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Michigan Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of such indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b)(2) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter "advances"); provided, however, that the payment of such expenses incurred by an indemnitee in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all advances if it shall ultimately be





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determined by final judicial decision that such indemnitee is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification.

               (b)(2) If a claim under paragraph (b)(1) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If





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successful in whole or in part in any such suit or in a suit brought by the
Corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) it shall be a defense that, and in any action brought by the Corporation to recover advances the Corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the Michigan Business Corporation Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the Corporation to recover payments by the Corporation of advances, the burden of proof shall be on the Corporation.

               (b)(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

               (b)(4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Michigan Business Corporation Act.

               These Restated Articles of Incorporation were duly adopted on the 5th day of February, 1996, in accordance with the provisions of Section 642 of the Act and were duly adopted by the Board of Directors without a vote of the shareholders.





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                                         Signed the 5th day of February, 1996

                                         /s/ Kathryn A. Jehle
                                         ----------------------------------
                                         Kathryn A. Jehle
                                         Senior Vice President and
                                         Chief Financial Officer





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                          CERTIFICATE OF AMENDMENT TO
                     ARTICLES OF INCORPORATION DETERMINING
                   THE TERMS OF THE SERIES A PREFERRED STOCK

                                       of

                             COMSHARE, INCORPORATED



               It is certified that:

               FIRST: That the name of the corporation is Comshare, Incorporated (the "Corporation").

               SECOND: The Corporation identification number (CID) assigned by the Bureau is: 085-703.

               THIRD: The location of its registered office is: 30600 Telegraph Road, Bingham Farms, Michigan 48025.

               FOURTH: That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, the Board of Directors of the Corporation on September 12, 1996, duly adopted the following resolution creating a series of 200,000 shares of Preferred Stock, no par value, designated as Series A Preferred Stock:

               RESOLVED, That it is hereby declared to be in the best interests of the Corporation that the Articles of Incorporation of the Corporation, as amended to date, be further amended to create a new series of Preferred Stock to consist of 200,000 shares and to be designated as Series A Preferred Stock, no par value, and to determine the preferences, limitations and relative rights of the Series A Preferred Stock by adding the following to Article V of such Articles of Incorporation to read as follows:

               SERIES A PREFERRED STOCK, NO PAR VALUE

               A.       Designation and Amount.  The shares of such series




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shall be designated as "Series A Preferred Stock, no par value," and the number of shares constituting such series shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options,

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rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

               B.       Dividends and Distributions.

                        (1) Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends that may be authorized by the Articles of Incorporation, the holders of shares of Series A Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after September 12, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of

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Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                        (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no

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dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                        (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                        (4) Dividends in full shall not be declared or paid or set apart for payment on the Series A Preferred Stock for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date.

               C. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

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                        (1)     Subject to the provision for adjustment
               hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters voted on at a meeting of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii)

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               subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                        (2) Except as otherwise provided herein, in any other Amendment to the Articles of Incorporation of the Corporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one voting group on all matters voted on at a meeting of shareholders of the Corporation.

                        (3) Except as set forth herein or by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               D.       Certain Restrictions.

                        (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section
B. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (a) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

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                        (b)     declare or pay dividends on or make any other
               distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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                        (c)     redeem or purchase or otherwise acquire for
               consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                        (d) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares and the Series A Preferred Stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                        (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section D, purchase or otherwise acquire such shares at such time and in such manner.

               E.       Liquidation, Dissolution or Winding Up.

                        (1) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A

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Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stocks splits, stock dividends and recapitalizations

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with respect to the Common Stock) (such number in clause (ii), the "Adjustment
Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed, with the holders of Series A Preferred Stock entitled to receive an aggregate per share amount equal to 100 times (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) the aggregate amount to be distributed per share to holders of shares of Common Stock.

                        (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares and the Series A Preferred Stock in proportion to their respective liquidation preferences.

                        (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               F. Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the

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provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine

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the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               G. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

               H. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and other distribution of assets, unless, in accordance with authorization in the Articles of Incorporation, the terms of any such series shall provide otherwise.

               I. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Amendment to the Articles of Incorporation creating a series of preferred stock or any similar stock or as otherwise required by law.

               J. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as one voting group.

               K. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of

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


holders of Series A Preferred Stock.

               FIFTH: That this Amendment to the Articles of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation on September 12, 1996, without shareholder action, which shareholder action was not required.

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

               IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true this 16th day of September, 1996.


                                 COMSHARE, INCORPORATED



                                 By:
                                     -----------------------------
                                     Kathryn A. Jehle
                                     Senior Vice President,
                                     Chief Financial Officer,
                                     Treasurer and
                                     Assistant Secretary


Attest:


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